Exhibit 32.1

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted).

I, Mitchell Creem, Chief Executive Officer of Pioneer Acquisition I Corp,

and

I, Kevin Schubert, Chief Financial Officer of Pioneer Acquisition I Corp, certify that:

1. We have reviewed this quarterly report on Form 10-Q of Pioneer Acquisition I Corp for the period ended June 30, 2025;

2. Based on our knowledge, this quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

3. Based on our knowledge, the financial statements, and other information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report.

Date: August 14, 2025

/s/ Mitchell Creem
Mitchell Creem
Chief Executive Officer

Date: August 14, 2025

/s/ Kevin Schubert
Kevin Schubert
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Pioneer Acquisition I Corp and will be retained by Pioneer Acquisition I Corp and furnished to the Securities and Exchange Commission or its staff upon request.